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                                                                   EXHIBIT 11.1

                    DOUBLETREE CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                      (In thousands except per share data)


                                                1994                1995                1996
                                          -----------------   -----------------   -----------------
                                                     Fully               Fully               Fully
                                          Primary   Diluted   Primary   Diluted   Primary   Diluted
                                          -------   -------   -------   -------   -------   -------
Net Income                                $13,235   $13,235   $17,791   $17,791   $25,934   $25,934
                                          =======   =======   =======   =======   =======   =======
Weighted average shares
  outstanding                              19,953    19,953    21,901    21,901    25,088    25,088

Additional number of common share
  equivalents assuming exercise of
  options and warrants                        118       123       318       480       678       911
                                          -------   -------   -------   -------   -------   -------

  Weighted average common and
    common equivalent shares
    outstanding                            20,071    20,076    22,219    22,381    25,766    25,999
                                          -------   -------   -------   -------   -------   -------

Effect of other contingent issuances
  of common shares(1)                        --        --        --        --        --        --
                                          -------   -------   -------   -------   -------   -------

  Weighted average shares
    outstanding assuming full
    dilution                               20,071    20,076    22,219    22,381    25,766    25,999
                                          =======   =======   =======   =======   =======   =======

  Earnings per share                      $  0.66   $  0.66   $  0.80   $  0.79   $  1.01   $  1.00
                                          =======   =======   =======   =======   =======   =======

(1) The Company has no outstanding securities or agreements which would result in the issuance of common shares other than common share equivalents.